Exhibit 5.1

5 February 2021

Matter No.822317

852 2842 9530

852 2842 9549

Richard.Hall@conyers.com

Angie.Chu@conyers.com

I-Mab

Vistra (Cayman) Limited

P.O. Box 31119

Grand Pavilion, Hibiscus Way

802 West Bay Road

Grand Cayman, KY1-1205

Cayman Islands

Dear Sirs,

Re: I-Mab (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form F-3, including all amendments or supplements thereto (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof relating to the registration under the U.S. Securities Act of 1933, (the “Securities Act”), as amended to date, relating to American depositary shares (the “ADSs”) representing the Company’s ordinary shares of par value US$0.0001 per share (the “Ordinary Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement, including the base prospectus contained in the Registration Statement dated 5 February 2021 (the “Prospectus”) . We have also reviewed copies of (1) the duly adopted and effective sixth amended and restated memorandum and articles of association of the Company, (2) unanimous written resolutions of the directors of the Company dated 5 February 2021 (the “Resolutions”), (3) a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 11 January 2021 (the “Certificate Date”) and (4) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us, (d) that the Resolutions have been passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended, (e) that any conditions to which the Resolutions are subject will have been satisfied and/or waived, (f) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, and (g) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement and the Prospectus will be duly filed with and/or declared effective by the Commission.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.

The Company is duly incorporated and validly existing as an exempted company with limited liability under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

2.	The authorised share capital of the Company is US$80,000 divided into 800,000,000 Ordinary Shares of a par value of US$0.0001 each.

3.

The allotment and issue of Ordinary Shares has been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.

The statements under the caption “Taxation — Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman

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